BROWN & BROWN, INC. PERFORMANCE STOCK AWARD AGREEMENT (Key Corporate Leaders - Leveraged)

Grant Number:
Grantee:
Date of Grant:
Performance Shares:

This Performance Stock Award Agreement (this “Agreement”) is entered into as of the date described above (the “Date of Grant”), between BROWN & BROWN, INC., a Florida corporation (together with its subsidiaries, the “Company”) and the grantee described above (the “Grantee”), pursuant to the terms and conditions of the Brown & Brown, Inc. 2019 Stock Incentive Plan, as amended (the “Plan”). Any term capitalized but not defined in this Agreement will have the meaning set forth in the Plan.

The Plan provides to the Compensation Committee of the Board of Directors of the Company (the "Committee") the discretion and authority to grant to Employees or Directors Awards of shares of the common stock of the Company, par value $.10 per share (each, a “Share”), subject to the terms and conditions of the Plan and any additional terms and conditions provided by the Committee. The Plan identifies such an Award as an Award of Restricted Stock. In addition, the Plan provides to the Committee the discretion and authority to specify performance-based conditions for the awarding of shares under an Award of Restricted Stock, and identifies an Award of Restricted Stock with such performance-based conditions as a Performance-Based Award. Pursuant to the terms of the Plan, the Committee desires to grant an Award of Performance-Based Restricted Stock to the Grantee, effective as of the Date of Grant. The Grantee desires to accept the Award of Performance-Based Restricted Stock and agrees to be bound by the terms and conditions of the Plan and this Performance Stock Award Agreement. Accordingly, the Company and the Grantee hereby agree to the restrictions, terms, and conditions set forth below.

1. Grant of Performance Shares. The Company grants to the Grantee the number of Shares described above (the “Performance Shares”), effective as of the Date of Grant. For purposes of this Agreement, the Performance Shares are divided into two (2) portions (each, a "Tranche"). Fifty percent (50%) of the Performance Shares will be “Tranche 1 Performance Shares” and fifty percent (50%) of the Performance Shares will be “Tranche 2 Performance Shares.”

2. Performance Conditions for Awarding of Performance Shares. Except as otherwise provided in Section 4 of this Agreement in the event of a Change in Control or the termination of the Grantee's employment with the Company as a result of death or Disability, the percentages, if any, of the Tranche 1 Performance Shares and the Tranche

2 Performance Shares that will be treated as awarded (the "Awarded Performance Shares"), and therefore eligible to become vested and nonforfeitable in accordance with Section 3 of this Agreement, will be based on the level of achievement of the applicable performance goals set forth below during the five-year (5-year) period beginning on January 1, 2026, and ending on December 31, 2030 (the “Performance Period”), subject to the terms and conditions of this Section 2.

(a) Tranche 1 Performance Shares – Leveraged Share Price Performance Condition. The extent to which, if any, the Tranche 1 Performance Shares become Awarded Performance Shares will be based upon the Relative Total Share Price Return and the Compound Annual Growth Rate (the "CAGR") of the Company's cumulative Share Price during the Performance Period (the "Leveraged Share Price Condition"). The percentage, if any, of the Tranche 1 Performance Shares that become Awarded Performance Shares will be determined in accordance with the following schedules:

If the Company’s Total Share Price Return is fifteen percent (15%) or more below the median Total Share Price Return of the S&P 500 Index:

Performance Level	Cumulative Share Price	CAGR	Awarded Percentage of Tranche 1 Performance Shares
Tier 7 (Maximum)			595%
Tier 6			468%
Tier 5			340%
Tier 4			213%
Tier 3			85%
Tier 2			54%
Tier 1 (Threshold)			21%
No Payout			0%

or

If the Company’s Total Share Price Return is less than fifteen percent (15%) below and less than fifteen percent (15%) above the median Total Share Price Return of the S&P 500 Index:

Performance Level	Cumulative Share Price	CAGR	Awarded Percentage of Tranche 1 Performance Shares
Tier 7 (Maximum)			700%
Tier 6			550%
Tier 5			400%
Tier 4			250%
Tier 3 (Target)			100%
Tier 2			63%
Tier 1 (Threshold)			25%
No Payout			0%

or

If the Company’s Total Share Price Return fifteen percent (15%) or more above the median Total Share Price Return of the S&P 500 Index:

Performance Level	Cumulative Share Price	CAGR	Awarded Percentage of Tranche 1 Performance Shares
Tier 7 (Maximum)			805%
Tier 6			633%
Tier 5			460%
Tier 4			288%
Tier 3			115%
Tier 2			72%
Tier 1 (Threshold)			29%
No Payout			0%

If the actual performance level of the CAGR of the Company's Share Price falls in between any of the Performance Levels listed in the schedules above, the percentage of the Tranche 1 Performance Shares that become Awarded Performance Shares will be determined based on straight-line interpolation. The CAGR of the Company's Share Price for the Performance Period will be determined by comparison of (1) the average closing share price of the common stock of the Company, par value $.10 per share, during the thirty (30) trading days ended February 15, 2026, rounded down to the nearest dollar, that is $75.00, to (2) the sum of the Share Price for each year ending December 31, 2026, 2027, 2028, 2029, and 2030.

(b) Tranche 2 Performance Shares – Leveraged EPS Performance Condition. The extent to which, if any, the Tranche 2 Performance Shares become Awarded Performance Shares will be based upon the Relative Total Share Price Return and the CAGR of the Company's cumulative earnings per share during the Performance Period (the "Leveraged EPS Condition"). The percentage, if any, of the Tranche 2 Performance Shares that become Awarded Performance Shares will be determined in accordance with the following schedules:

If the Company’s Total Share Price Return is fifteen percent (15%) or more below the median Total Share Price Return of the S&P 500 Index:

Performance Level	Cumulative Earnings Per Share	CAGR	Awarded Percentage of Tranche 2 Performance Shares
Tier 7 (Maximum)			595%
Tier 6			468%
Tier 5			340%
Tier 4			213%
Tier 3			85%
Tier 2			54%
Tier 1 (Threshold)			21%
No Payout			0%

or

If the Company’s Total Share Price Return is less than fifteen percent (15%) below and less than fifteen percent (15%) above the median Total Share Price Return of the S&P 500 Index:

Performance Level	Cumulative Earnings Per Share	CAGR	Awarded Percentage of Tranche 2 Performance Shares
Tier 7 (Maximum)			700%
Tier 6			550%
Tier 5			400%
Tier 4			250%
Tier 3 (Target)			100%
Tier 2			63%
Tier 1 (Threshold)			25%
No Payout			0%

or

If the Company’s Total Share Price Return fifteen percent (15%) or more above the median Total Share Price Return of the S&P 500 Index:

Performance Level	Cumulative Earnings Per Share	CAGR	Awarded Percentage of Tranche 2 Performance Shares
Tier 7 (Maximum)			805%
Tier 6			633%
Tier 5			460%
Tier 4			288%
Tier 3			115%
Tier 2			72%
Tier 1 (Threshold)			29%
No Payout			0%

If the actual performance level of the CAGR of the Company's earnings per share falls in between any of the Performance Levels listed in the schedules above, the percentage of the Tranche 2 Performance Shares that become Awarded Performance Shares will be determined based on straight-line interpolation. The CAGR of the Company's earnings per share for the Performance Period will be determined by comparison of the earnings per share, as adjusted by the Committee in its discretion to exclude the effect of certain items that were unusual in nature or infrequently occurring, for the twelve-month period ending December 31, 2025, that is $4.26 per share, to the sum of the earnings per share for the twelve-month periods ending December 31, 2026, 2027, 2028, 2029, and 2030. For purposes of this Agreement, the Company's earnings per share will be calculated in accordance with generally accepted accounting principles recognized in the United States of America (“GAAP”), except that such calculation will be (i) without regard to the after-tax impact of: (a) the change in estimated acquisition earn-out payables; (b) (gain)/loss on disposal; and (c) amortization, and (ii) subject to adjustment for such items (for example, items that are unusual in nature or infrequently occurring) as, in the discretion of the Committee, are determined to be appropriately disregarded for all grantees whose agreements include a Leveraged EPS Condition. Any such determination and approval made by the Committee will be final and binding upon the Grantee, the Company, their respective heirs, administrators, personal representatives, successors, assigns, and all other interested persons.

(c) Definitions. For purposes of this Agreement, the following definitions apply:

(1) “Relative Total Share Price Return” means the Company’s Total Share Price Return as compared to the median Total Share Price Return of the S&P 500 Index.

(2) “Share Price” means the average closing share price of the common stock of the Company, par value $.10 per share, during the thirty (30) trading days ended December 31 for an applicable year.

(3) "S&P 500 Index” means the Company and each other company included in Standard & Poor’s 500 index as of the first day of the Performance Period; provided, however: (a) in the event that a member of the S&P 500 Index is delisted or is merged with or acquired by another company during the Performance Period, it shall be excluded from the S&P 500 Index; and (b) notwithstanding (a) above, in the event that a member of the S&P 500 Index files for bankruptcy or liquidates due to an insolvency, such company shall continue to be treated as a member of the S&P 500 Index member and shall be placed at the bottom of the S&P 500 Index for purposes of determining the Relative Total Share Price Return.

(4) “Total Share Price Return” means, with respect to both the Company and the S&P 500 Index (and its median), a rate of return reflecting annualized share price appreciation, excluding the reinvestment of dividends in additional shares of stock, from the beginning of the Performance Period through the end of the Performance Period.

(d) Procedure. The applicable percentage, if any, of each Tranche will become Awarded Performance Shares on the date on which the Committee determines the level of achievement of the performance goal applicable to the Tranche (the "General Awarded Date"), provided that the Grantee has been continuously employed by the Company since the Date of Grant. For the avoidance of doubt, the Committee's determinations of the levels of achievement of the performance goals for the Tranche 1 Performance Shares and the Tranche 2 Performance Shares may occur on different dates, and therefore the General Awarded Dates applicable to the Tranches are not required to be identical. Also for the avoidance of doubt, any reference in this Agreement to Awarded Performance Shares that does not include a reference to either of the Tranches will be a reference to the Performance Shares in both Tranches that become Awarded Performance Shares pursuant to either this Section 2 or Section 4 of the Agreement. The Committee's determination will be based on the actual level of achievement of the applicable performance goal, in accordance with the provisions of the

Plan and this Agreement, including, without limitation, the provisions of the Plan and this Agreement relating to adjustment for items that are unusual in nature or infrequently occurring, and the provisions of the Plan relating to the Committee’s authority and discretion to establish procedures for determination of the level of achievement. The Committee's determination will be final, binding, and conclusive on all persons, including but not limited to the Company and the Grantee. The Grantee will not be entitled to any claim or recourse if any action or inaction by the Company, or any other circumstance or event, including any circumstance or event outside the control of the Grantee, adversely affects the level of achievement, or in any way prevents the satisfaction, of the applicable performance goal.

(e) Forfeiture. Except as otherwise provided in Section 4 of this Agreement in the event of a Termination After Change in Control or the termination of the Grantee's employment with the Company as a result of the Grantee's death or Disability, if the Grantee's employment with the Company terminates for any reason before the General Awarded Date for a Tranche, the Grantee's interest in one hundred percent (100%) of the Performance Shares in the Tranche will be forfeited immediately upon the Grantee's termination of employment with the Company. For the avoidance of doubt, any reference in this Agreement to "employment with the Company" or "employed by the Company" or similar references will be deemed to include service as a non-Employee member of the Company's Board of Directors, and a Grantee's continuous employment with the Company will not be considered interrupted in the event of a change in the status of the Grantee from Employee to non-Employee Director, or from non-Employee Director to Employee, or from full-time Employee to part-time Employee. The determination of whether and when the Grantee is no longer actively employed for purposes of this Agreement will be made by the Committee in its discretion. In addition, except as otherwise provided in Section 4 of this Agreement, any Performance Shares in a Tranche that do not become Awarded Performance Shares on the General Awarded Date for the Tranche based on the Committee's determination of the level of achievement of the performance goal applicable to the Tranche will be forfeited immediately on such General Awarded Date and will not be eligible to become vested and nonforfeitable in accordance with Section 3 of this Agreement.

3. Employment Condition for Vesting of Awarded Performance Shares. Except as otherwise provided in Section 4 of this Agreement in the event of a Termination After Change in Control or the termination of the Grantee's employment with the Company as a result of death or Disability, the Grantee's interest in the Awarded Performance Shares will become vested and nonforfeitable at the rate of one third (1/3) of the Awarded Performance Shares on the sixth (6th) anniversary of the Date of Grant, an additional one third (1/3) of the Awarded Performance Shares on the seventh (7th) anniversary of the Date of Grant, and the remaining one third (1/3) of the Awarded Performance Shares on the eighth (8th) anniversary of the Date of Grant, provided that in all instances the Grantee has been continuously employed by the Company since the Date of Grant. Except as otherwise provided in Section 4 of this Agreement, if the Grantee's employment terminates for any reason before the Grantee's interest in the Awarded Performance

Shares becomes fully vested and nonforfeitable in accordance with this Section 3, the Grantee's interest in the unvested Awarded Performance Shares will be forfeited.

4. Treatment of Performance Shares upon Change in Control or Termination of Employment as a Result of Death or Disability. The purpose of this Section 4 is to provide special rules that may apply to the awarding or vesting, or both the awarding and vesting, of Performance Shares in the event of a Change in Control, or the termination of the Grantee's employment with the Company as a result of the Grantee's death or Disability. For the avoidance of doubt, a reference in this Agreement to the occurrence of an event "prior to awarding" or similar references will mean that the event occurs before the Committee determines the level of achievement of the applicable performance goal in accordance with Section 2(c) of this Agreement, and therefore before any portion of the affected Performance Shares become Awarded Performance Shares in accordance with Section 2(c) of this Agreement, or if applicable in the event of a Change in Control, before the Committee determines the level of achievement of the applicable performance goal in accordance with Section 4(a)(1)(A) of this Agreement, and therefore before any portion of the affected Performance Shares become Awarded Performance Shares in accordance with Section 4(a)(1)(A) of this Agreement. Similarly, a reference to the occurrence of an event "after awarding" or similar references will mean that the event occurs after the Committee determines the level of achievement of the applicable performance goal in accordance with Section 2(c) of this Agreement, and therefore after the applicable portion, if any, of the affected Performance Shares have become Awarded Performance Shares in accordance with Section 2(c) of this Agreement, or if applicable in the event of a Change in Control, after the Committee determines the level of achievement of the applicable performance goal in accordance with Section 4(a)(1)(A) of this Agreement, and therefore after the applicable portion, if any, of the affected Performance Shares become Awarded Performance Shares in accordance with Section 4(a)(1)(A) of this Agreement.

(a) Change in Control.

(1) Prior to General Awarded Date.

(A) Awarding of Performance Shares following Change in Control. If a Change in Control occurs after the Date of Grant but prior to awarding or forfeiture of the Grantee's interest in the Performance Shares, a percentage of each of the Tranche 1 Performance Shares and the Tranche 2 Performance Shares will become Awarded Performance Shares, provided that the Grantee has been continuously employed by the Company since the Date of Grant. The percentage of the Performance Shares in each Tranche that become Awarded Performance Shares will be the greater of:

1. 100% of the Performance Shares in the Tranche; or

2. the percentage of the Performance Shares in the applicable Tranche determined in accordance with the schedule in Section 2(a) with respect to the Tranche 1 Performance Shares or Section 2(b) with respect to the Tranche 2 Performance Shares, based on the actual level of achievement (up to the maximum level of achievement for each Tranche set forth in Section 2) of the performance goal applicable to the Tranche from the first day of the Performance Period to the date on which the Change in Control occurs.

The applicable percentage of each Tranche will become Awarded Performance Shares on the date on which the Committee determines the level of achievement of the performance goal applicable to the Tranche (the "Change in Control Awarded Date"). For the avoidance of doubt, the Committee's determinations of the achievement of the performance goals for the Tranche 1 Performance Shares and the Tranche 2 Performance Shares may occur on different dates, and therefore the Change in Control Awarded Dates applicable to the Tranches are not required to be identical. The Committee's determination will be based on the actual level of achievement of the applicable performance goal, in accordance with the provisions of the Plan and this Agreement, including, without limitation, the provisions of the Plan and this Agreement relating to adjustment for items that are unusual in nature or infrequently occurring, and the provisions of the Plan relating to the Committee’s authority and discretion to establish procedures for determination of the level of achievement. The Committee's determination will be final, binding, and conclusive on all persons, including but not limited to the Company and the Grantee. The Grantee will not be entitled to any claim or recourse if any action or inaction by the Company, or any other circumstance or event, including any circumstance or event outside the control of the Grantee, adversely affects the level of achievement, or in any way prevents the satisfaction, of the applicable performance goal.

(B) Vesting of Awarded Performance Shares following Change in Control Awarded Date. Unless the Grantee's employment with the Company terminates by reason of Termination After Change in Control (as defined below) after the Change in Control Awarded Date but before the Grantee's interest in the Awarded Performance Shares becomes fully vested and nonforfeitable in accordance with Section 3 of this Agreement, the Grantee's interest in the Performance Shares that become Awarded Performance Shares in accordance with Section 4(a)(1)(A) above will become fully vested and nonforfeitable at the rate of one third (1/3) of the Awarded Performance Shares on the sixth (6th) anniversary of the Date of Grant, an additional one third (1/3) of the Awarded Performance Shares on the seventh (7th) anniversary of the Date of Grant, and the remaining one third (1/3) of the Awarded Performance Shares on the eighth (8th) anniversary of the Date of Grant, provided that the Grantee has been continuously employed by the Company since the Date of Grant. However, if the Grantee’s employment with the Company terminates by reason of Termination After Change in Control (as defined below) but before the Grantee's interest in the Awarded Performance Shares becomes fully vested and nonforfeitable in accordance with Section 3 of this Agreement, the Performance Shares that become Awarded Performance Shares in accordance with Section 4(a)(1)(A) above will become fully vested and nonforfeitable as of the date of such Termination After Change in Control. For purposes of this Section 4(a), the following definitions will apply:

1. “Termination After Change in Control” will mean either of the following events occurring after a Change in Control:

a. termination by the Company of the Grantee’s employment with the Company, within twelve (12) months following a Change in Control, for any reason other than Termination for Cause (as defined below); or

b. upon Grantee’s Constructive Termination (as defined below), the Grantee’s resignation from employment with the Company within twelve (12) months following the Change in Control.

Notwithstanding any provision herein to the contrary, Termination After Change in Control will not include any termination of the Grantee’s employment with the Company which: (i) is a Termination for Cause (as defined below); (ii) is a result of the Grantee’s death or Disability; (iii) is a result of the Grantee’s voluntary termination of employment with the Company other than upon Constructive Termination (as defined below); or (iv) occurs prior to the effectiveness of a Change in Control.

2. “Termination for Cause” will mean termination by the Company of the Grantee’s employment with the Company for any of the following reasons: (i) theft, dishonesty, or falsification of any employment or Company records; (ii) the Grantee’s failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such continued failure or inability; (iii) any material breach by the Grantee of any employment agreement between the Grantee and Company, which breach is not cured pursuant to the terms of such agreement; or (iv) the Grantee’s conviction of any criminal act which, in the Company’s discretion, impairs Grantee’s ability to perform his or her duties with the Company. Termination for Cause pursuant to the foregoing will be determined in the discretion of the Company.

3. “Constructive Termination” will mean any one or more of the following:

a. without the Grantee’s express written consent, the assignment to the Grantee of any duties, or any limitation of the Grantee’s responsibilities, substantially inconsistent with and resulting in a material diminution of the Grantee’s positions, duties, responsibilities and status with the Company immediately prior to the date of a Change in Control;

b. without the Grantee’s express written consent, the relocation of the principal place of the Grantee’s employment to a location that is more than fifty (50) miles from the Grantee’s principal place of employment immediately prior to the date of a Change in Control, or the imposition of travel requirements substantially more demanding of the Grantee than such travel requirements existing immediately prior to the date of a Change in Control;

c. any failure by the Company to pay, or any material reduction by the Company of, (i) the Grantee’s base salary in effect immediately prior to the date of the Change in Control (unless comparable reductions are concurrently made for all other employees of the Company with responsibilities, organizational level and title comparable to the Grantee’s), or (ii) the Grantee’s bonus compensation, if any, in effect immediately prior to the date of the Change in Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Grantee); or

d. any failure by the Company to (i) continue to provide the Grantee with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with the Company then held by the Grantee, in any benefit or compensation plans and programs, including, but not limited to, the Company’s life, disability, health, dental, medical, savings, profit sharing, stock purchase and retirement plans, if any, in which the Grantee was participating immediately prior to the date of the Change in Control, or their equivalent, or (ii) provide the Grantee with all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with the Company then held by the Grantee.

The Grantee must provide written notice to the Company of the existence of one or more adverse conditions specified in clauses a. through d. above within ninety (90) days of the initial existence of the adverse condition(s), and the effective date of the Grantee’s resignation must be within one (1) year following the effective date of the occurrence of the applicable adverse condition(s). Notwithstanding the foregoing provisions of this definition of Constructive Termination, if the Company remedies the adverse condition(s) within thirty (30) days of being notified of the adverse condition(s), no Constructive Termination will occur.

(2) On or After General Awarded Date. If the Grantee’s employment with the Company terminates by reason of Termination After Change in Control after the General Awarded Date, but before the Grantee's interest in the Awarded Performance Shares becomes fully vested and nonforfeitable in accordance with Section 3 of this Agreement or is forfeited, the Awarded Performance Shares will become fully vested and nonforfeitable as of the date of such Termination After Change in Control.

(b) Termination of Employment as a Result of Death or Disability.

(1) Prior to Awarding. If the Grantee's employment with the Company terminates as a result of the Grantee's death or Disability after the Date of Grant but prior to awarding or forfeiture of the Grantee's interest in the Performance Shares, a portion of the Performance Shares will become vested and nonforfeitable on the date on which the Grantee's employment terminates. The portion of the Performance Shares that will become vested and nonforfeitable pursuant to this Section 4(b)(1) will be equal to the following:

(A) a fraction, the numerator of which will equal the number of full months of the Grantee's employment with the Company during the Performance Period, and the denominator of which will equal sixty (60), multiplied by

(B) the greater of:

1. 100% of the Performance Shares in the Tranche; or

2. the percentage of the Performance Shares in the applicable Tranche determined in accordance with the schedule in Section 2(a) with respect to the Tranche 1 Performance Shares or Section 2(b) with respect to the Tranche 2 Performance Shares, based on the actual level of achievement (up to the maximum level of achievement for each Tranche set forth in Section 2) of the performance goal applicable to the Tranche from the first day of the Performance Period to end of the twelve (12)-month period ended December 31 immediately preceding the date of such death or Disability.

(2) After Awarding. If the Grantee’s employment with the Company terminates as a result of Grantee’s death or Disability after awarding, but before the Grantee's interest in the Awarded Performance Shares becomes fully vested and nonforfeitable or is forfeited, the Awarded Performance Shares will become fully vested and nonforfeitable on the date on which the Grantee's employment with the Company terminates.

5. Adjustments in Number of Performance Shares. If the Performance Shares are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, the number and kind of Performance Shares will be equitably adjusted to reflect such changes in accordance with the Plan. Any such adjustment made by the Company's Board of Directors or the Committee will be final and binding upon the Grantee, the Company, their respective heirs, administrators, personal representatives, successors, assigns, and all other interested persons.

6. Delivery of Vested Performance Shares; No Fractional Shares. Subject to the provisions of Section 11 relating to tax withholding, the delivery to the Grantee of the Performance Shares that become fully vested and nonforfeitable under Section 3 or Section 4 of this Agreement will be, at the Company’s option, evidenced by a Share certificate delivered to the Grantee, or other physical or electronic evidence of Share ownership, including, without limitation, deposit of Shares into a stock brokerage account maintained for the Grantee or credit to a book-entry account for the benefit of the Grantee maintained by the Company’s stock transfer agent or its designee. Notwithstanding any provision of this Agreement to the contrary, any fractional Share that would otherwise result from the application of any provision of this Agreement will be rounded down to the nearest whole number, as determined by the Committee in its discretion.

7. Dividend Rights. If a cash dividend is declared on the Awarded Performance Shares after awarding but before the Grantee's interest in the Awarded Performance Shares becomes fully vested and nonforfeitable or is forfeited, the Company will pay the cash dividend directly to the Grantee with respect to the Awarded Performance Shares. If a stock dividend is declared after awarding but before the Grantee's interest in the Awarded Performance Shares becomes fully vested and nonforfeitable or is forfeited, the stock dividend will be treated as part of the grant of that portion of the related Awarded Performance Shares, and the Grantee's interest in such stock dividend will become vested and nonforfeitable, or will be forfeited, at the same time as the Awarded Performance Shares with respect to which the stock dividend was paid becomes vested and nonforfeitable or are forfeited. The disposition of each other form of dividend that may be declared after awarding but before the Grantee's interest in the Awarded Performance Shares becomes fully vested and nonforfeitable or is forfeited, will be made in accordance with such rules as the Committee may adopt with respect to such dividend.

8. Voting Rights. The Grantee will be allowed to exercise voting rights with respect to the Awarded Performance Shares after awarding, even though the Grantee's interest in such Awarded Performance Shares has not yet become fully vested and nonforfeitable.

9. Administration. The Committee will have the power to interpret this Agreement and to adopt such rules for the administration, interpretation, and application of the Agreement as are consistent with the Plan, and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon the Grantee, the Company, and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement or any similar agreement to which the Company is a party.

10. Non-Transferability.

(a) In General. Neither the Performance Shares nor any interest or right therein or part thereof will be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition is voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof will be null and void and of no effect; provided, however, that this Section 10 will not prevent transfers by will or by the applicable laws of descent and distribution or by a beneficiary designation in accordance with this Section 10.

(b) Beneficiary Designations. The Grantee may designate a beneficiary or beneficiaries to exercise any rights or receive any benefits with respect to the Performance Shares following the Grantee’s death. To be effective, such designation must be made in accordance with such procedures and in such written or electronic form as prescribed by the Company (or its designee) for such purpose. If the Grantee fails to designate a beneficiary, or if no designated beneficiary survives the Grantee’s death, the Grantee’s estate will be deemed the Grantee’s beneficiary. A beneficiary designation may be changed or revoked by the Grantee’s sole action, provided that the change or revocation is made in accordance with such procedures and in such written or electronic form as prescribed by the Company (or its designee) for such purpose. Unless otherwise provided in the beneficiary designation, each designation made by the Grantee will revoke all prior designations made by the Grantee.

11. Tax Withholding. The Grantee will pay all applicable federal and state income and employment taxes that the Company is required to withhold at any time with respect to the Performance Shares. Such payment will be made in full by the deduction from the number of vested and nonforfeitable Performance Shares otherwise deliverable by Company upon vesting and nonforfeitability of any portion of the Performance Shares, the smallest number of whole Shares which, when multiplied by the fair market value of a Share on the vesting date, is sufficient to satisfy the amount of such tax withholding requirement. However, if the Company determines in its discretion that withholding in Shares is not possible or sufficient to satisfy the amount of the tax withholding obligation, the Company may satisfy the withholding obligation by withholding from the Grantee’s wages or other cash compensation paid to the Grantee by the Company, or by requiring the Grantee to pay to the Company an amount necessary to satisfy the withholding obligation. The Grantee's entry into this Agreement will confirm Grantee’s instruction and authorization to the Company to satisfy withholding obligations with respect to the Performance Shares in accordance with this Section 11.

12. Notices. Any notice to be given under the terms of this Agreement to the Company will be addressed to the Company in care of its Secretary and any notice to be given to the Grantee will be addressed to the address on file for the Grantee with the Company’s Payroll Department. By a notice given pursuant to this Section 12, either party may hereafter designate a different address for notices to be given to such party. Any notice required to be given to the Grantee will, if the Grantee is then deceased, be given to the Grantee's personal representative if such representative has previously informed the Company of such representative’s status and address by written notice under this Section 12. Any notice will have been deemed duly given when enclosed in a properly sealed envelope addressed as aforesaid, deposited (with postage prepaid) in a postal receptacle regularly maintained by the United States Postal Service or postal service of the jurisdiction in which the notice is mailed.

13. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

14. Disposition. Upon receipt of any of the Performance Shares as a result of the satisfaction of all conditions to the grant of the Performance Shares, the Grantee will, if requested by the Company in order to assure compliance with applicable law, hold such Performance Shares for investment and not with the view toward resale or distribution to the public and, if so requested by the Company, will deliver to the Company a written statement signed by the Grantee and satisfactory to the Company to that effect. In such instance, the Grantee will give prompt notice to the Company of any disposition or other transfer of any Performance Shares acquired under this Agreement. Such notice will specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Grantee in such disposition or other transfer.

15. Counterparts; Severability. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one agreement. If any provision, or any part thereof, of this Agreement should be held by any court to be illegal, invalid or unenforceable, either in whole or in part, such illegality, invalidity or unenforceability will not affect the legality, validity or enforceability of the remaining provisions, or any part thereof, all of which will remain in full and effect.

16. Entire Agreement; Amendments. This Agreement (including any documents or instruments referred to herein) constitutes the entire agreement regarding the Performance Shares among the parties and supersedes all prior agreements, and understandings, both written and oral, among the parties with respect to the subject matter hereof. The Committee may amend this Agreement, provided that if the Committee determines, in its discretion, that an amendment of this Agreement is likely to materially impair the rights of the Grantee, such amendment will not be implemented without the consent of the Grantee, except to the extent that such amendment is required for compliance with applicable law, stock market or exchange rules and regulations, or accounting or tax rules and regulations.

17. Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to choice of law principles.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties as of the date first written above.

BROWN & BROWN, INC.

By:___________________________
R. Andrew Watts
Executive Vice President, Treasurer
& Chief Financial Officer

GRANTEE

______________________________